EXHIBIT 99.1

COMVERGE, INC.

FOR IMMEDIATE RELEASE:

Comverge Announces 2007 Financial and Operating Results

  Revenues of $55.2 Million for Full Year
  Adjusted EBITDA Positive for Full Year

East Hanover, NJ: March 25, 2008 - Comverge, Inc. (NASDAQ: COMV), a leading clean capacity provider through demand response and energy efficiency, announced fourth quarter and year-end operating results for 2007.

Robert M. Chiste, Chairman, CEO and President of Comverge said: "We continue to successfully execute our vision of building a sustainable and profitable company through our portfolio approach of demand response and energy efficiency businesses. Attaining Adjusted EBITDA profitability on a consolidated basis, as well as in all three of our operating groups for 2007, is an important milestone in our goal of achieving rapid growth with profitability.  We are committed to pursuing robust top line growth while staying internally focused on attaining profitability for our shareholders as we achieve scalability and leverage in our business."

Financial Summary:

Full year revenues were $55.2 million in 2007 compared to $33.9 million in 2006, a 63% increase. Fourth quarter revenues for 2007 were $34.8 million, a 65% increase compared to $21.1 million in the fourth quarter of 2006. Revenues for both periods include revenues from our residential VPC contracts which are deferred and recognized in the fourth quarter.

For the full year 2007, adjusted EBITDA was positive $0.5 million compared to a loss of $2.7 million for 2006. Adjusted EBITDA for the fourth quarter of 2007 was positive $13.3 million compared to positive $9.0 million for the fourth quarter of 2006. Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense (see Schedule 6 - Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure).

Net loss for the full year 2007 was $6.6 million, or $0.46 per share basic and diluted, compared to a net loss of $6.2 million, or $1.89 per share basic and diluted for 2006. Net income for the fourth quarter of 2007 was $7.6 million, or $0.38 per share basic and $0.36 diluted, compared to net income of $6.3 million, or $1.82 per share basic and $0.46 diluted for the fourth quarter of 2006. All share and per share amounts reflect the one-for-two reverse stock split effected as part of our initial public offering in April 2007.

Business Highlights:

Comverge fourth quarter and full year 2007 business highlights include:

  Awarded a 130 megawatt long-term VPC contract with The Connecticut Light & Power Company, which is subject to regulatory approval and allows Comverge to utilize a portion of the existing assets from its expired ISO New England contracts;
  Completion of secondary offering of common stock in December 2007, with the sale of 920,000 shares raising approximately $24.0 million in net proceeds to Comverge;
  115% increase in contracted revenues from $113 million to $243 million year-over-year;
  118% increase in contracted capacity, as measured in megawatts under long-term capacity contracts, from 220 to 479 megawatts year-over-year;
  Total megawatts under management at December 31, 2007 were:
    Megawatts under long term contracts, with regulatory approval 479
    Megawatts under open market programs 462
    Megawatts managed for a fee 383
    Total megawatts 1324
  Cash, cash equivalents and marketable securities of $72.9 million at December 31, 2007.

Recent Developments:

Since the end of 2007, Comverge reports the following:

  Awarded a $67 million demand side management energy efficiency contract with Consolidated Edison aimed at reducing base load energy requirements of commercial customers;
  Denied regulatory approval by the California Public Utilities Commission of our 50 megawatt VPC contract with Southern California Edison;
  Awarded a VPC contract with Southern Maryland Electric Cooperative to provide up to 75 megawatts of contracted capacity, subject to regulatory approval; and
  Awarded a 20 megawatt expansion of our VPC contract with Nevada Power, making it our largest VPC contract awarded at 143 megawatts.

Current Outlook:

We currently expect our full-year fiscal 2008 revenues to be in a range from $95 million to $105 million, a year-over-year increase of approximately 81%, based upon the mid-point of the expected range. We believe that key drivers of our expected revenue growth in 2008 will be the contributions from our 2007 acquisitions of Enerwise and Public Energy Solutions and the increase in our installed capacity as we build out our recent long-term contract wins.

As of the filing date of this release, we have 771 megawatts under long-term contract which will contribute to expected contracted future revenues of $431 million. Of these amounts, 205 megawatts of capacity under long-term contracts representing an expected $117 million in contracted revenues, are still awaiting regulatory approval. In the event we receive regulatory approval on these 205 megawatts, and including new megawatts acquired in open market programs this quarter, our total megawatts managed will be 2,010 megawatts.

Additional Information:

Comverge will discuss these results for the fourth quarter and full year 2007 as well as its expectations for the future in a conference call scheduled today at 10:00 a.m. EDT. To participate in the call dial 877-419-6596 (719-325-4918 for international) and indicate your intention to join the call. An audio replay of the call will be available beginning at 1:00 p.m. EDT until March 31, 2008 12:00 a.m. EDT, (midnight) by dialing in 888-203-1112 (719-457-0820 for international) and using conference code number 6418503. Additionally, the results will be reported by webcast and available online in the Comverge investor relations section at http://ir.comverge.com. This webcast will be available online and archived on Comverge's website until April 15, 2008 12:00 a.m. EDT.

Additional financial information can be found in the Company's Annual Report on Form 10-K for the year-ended 2007, which has been filed today with the Securities and Exchange Commission.

Analyst/Investor Day Event:

Comverge will hold an invitation-only Analyst/Investor Day presentation on April 3 in Scottsdale, Arizona for equity research analysts and large institutional investors. The event is scheduled from 8:30 a.m. MST/11:30 a.m. EDT until 1:00 p.m. MST/4:00 p.m. EDT. Pre-registration is required. The public is invited to listen to a live web cast of the event at http://ir.comverge.com.

About Comverge:

Comverge is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption.  For more information, visit www.comverge.com.

For Comverge Investors:

This press release contains forward-looking statements. The forward-looking statements in this release are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, statements regarding projected year end revenues for 2008, projected contracted revenues, projected deferred revenues, projected net income profitability, projected market penetration, and projections, predictions, expectations, estimates and forecasts as to payments from our long-term contracts and revenues recognized from our backlog, our business, financial and operating results and future performance, economic and market conditions, seasonal factors, costs of revenues, operating expenses, sales, marketing and support expenses, general and administrative expenses, research and development expenses, regulatory decisions, and acquisitions. Those statements involve a number of risks and uncertainties that could cause actual results to differ materially from expectations, including risks associated with rules changing in capacity markets, failure to acquire and build out megawatts as projected, not obtaining new or projected hardware and software sales, the company's business, the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships, inaccurate estimates of energy demand, changes in the available capacity provided by our capacity or ISO programs, loss of customers, regulatory action, our dependence on the electric utility industry, our ability to receive estimate payments from long-term contracts and to recognize revenues form our backlog, actions of customers and competitors, expiration of contracts without obtaining replacement contracts, disruptions due to equipment interruption or failure at third-party manufacturing facilities, execution of planned capital projects, effects of current and future local, state, and federal laws, policies, and regulations and regulatory decisions, the costs associated with being a public company and our ability to comply with the internal control and reporting obligations of public companies, our ability to retain key personnel, our annual net losses, failure to recognize revenue from the backlog, increased rate of termination of consumers or the use of more efficient products by consumers, material weaknesses in our internal control and financial reporting, inability to integrate acquisitions or to identify and complete future acquisitions or strategic alliances, internal or external security breaches, failure to meet product development and commercialization milestones, inability to protect our intellectual property, litigation, inability to improve our controls and procedures as we grow our business, inability to maintain quality customer care, the ability to obtain additional capital, credit, and acceptable financing terms, changes in the availability and regulation of radio spectrum, fluctuations in the market values of our portfolio investments, our limited ability to provide bid bonds, performance bonds, or letter of credit, impairment of our goodwill or tangible assets and a resulting charge to earnings, decline of the market price of our common stock caused by shares eligible for future sale and the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2007, and our registration statement on Form S-1, as filed with the Securities and Exchange Commission on October 22, 2007, as amended, and the final prospectus filed on December 7, 2007. Comverge assumes no obligation to update any forward-looking information contained in this press release based on changing circumstances or otherwise.

Regulation G Disclosure - Non-GAAP Financial Information:

Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:
Investor Relations Michael Picchi Chief Financial Officer 770-696-7660, invest@comverge.com	Media Relations Chris Neff Director of Marketing 973-947-6064, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)
Revenue
Product	$ 3,345	$ 3,958	$ 12,710	$ 14,812
Service	17,777	30,842	21,163	40,350
Total revenue	21,122	34,800	33,873	55,162
Cost of revenue
Product	2,230	2,485	8,514	9,450
Service	7,096	13,313	8,383	19,368
Total cost of revenue	9,326	15,798	16,897	28,818
Gross profit	11,796	19,002	16,976	26,344
Operating expenses
General and administrative expenses	3,401	7,615	13,910	22,072
Marketing and selling expenses	1,823	3,082	7,912	9,831
Research and development expenses	153	178	790	997
Amortization of intangible assets	4	665	24	973
Operating loss	6,415	7,462	(5,660)	(7,529)
Interest (income) expense, net	150	(222)	390	(1,130)
Other expense	(33)	(20)	64	58
Loss before income taxes	6,298	7,704	(6,114)	(6,457)
Provision for income taxes	13	126	46	147
Net income (loss)	$ 6,285	$ 7,578	$ (6,160)	$ (6,604)
Net income (loss) per share
Basic	$ 1.82	$ 0.38	$ (1.89)	$ (0.46)
Diluted	$ 0.46	$ 0.36	$ (1.89)	$ (0.46)
Pro forma net income (loss) per share
Basic	$ 0.52	$ 0.38	$ (0.52)	$ (0.39)
Diluted	$ 0.46	$ 0.36	$ (0.52)	$ (0.39)

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)
Revenue:
Smart Grid Solutions Group	$ 4,102	$ 4,844	$ 16,316	$ 18,460
Alternative Energy Resources Group	17,020	25,628	17,557	27,956
Enerwise Group	-	4,328	-	8,746
Total Revenue	$ 21,122	$ 34,800	$ 33,873	$ 55,162
Cost of Revenue:
Smart Grid Solutions Group	2,544	2,757	9,939	10,888
Alternative Energy Resources Group	6,782	10,000	6,958	11,515
Enerwise Group	-	3,041	-	6,415
Total Cost of Revenue	$ 9,326	$ 15,798	$ 16,897	$ 28,818
Gross Profit:
Smart Grid Solutions Group	1,558	2,087	6,377	7,572
Alternative Energy Resources Group	10,238	15,628	10,599	16,441
Enerwise Group	-	1,287	-	2,331
Total Gross Profit	$ 11,796	$ 19,002	$ 16,976	$ 26,344

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2006	2007
Assets
Cash and cash equivalents	$ 3,774	$ 39,755
Restricted cash	-	2,151
Marketable securities	-	33,174
Accounts receivable, net	5,736	12,194
Inventory	1,348	2,988
Deferred costs	2,228	1,615
Other current assets	2,419	2,841
Total current assets	15,505	94,718
Restricted cash	-	214
Property and equipment, net	12,405	14,011
Intangible assets, net	195	18,828
Goodwill	499	74,369
Other assets	232	1,005
Total assets	$ 28,836	$ 203,145
Liabilities and Shareholders' Equity
Accounts payable	3,046	4,571
Deferred revenue	6,092	4,340
Accrued expenses	4,369	3,976
Other current liabilities	914	7,131
Total current liabilities	14,421	20,018
Deferred revenue	-	1,697
Long-term debt	5,000	26,337
Other liabilities	1,016	2,462
Total long-term liabilities	6,016	30,496
Convertible preferred stock:
Series A	21,438	-
Series A-2	13,568	-
Series B	5,411	-
Series C	100	-
Common stock	3	21
Additional paid-in capital	20,099	211,403
Accumulated deficit	(52,220)	(58,824)
Accumulated other comprehensive income	-	31
Total shareholders' equity	8,399	152,631
Total liabilities and shareholders' equity	$ 28,836	$ 203,145

SCHEDULE 4
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	6,285	7,578	(6,160)	(6,604)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,450	4,125	2,724	4,535
Amortization of intangible assets	4	665	24	973
Stock-based compensation	123	1,010	252	2,552
Amortization of debt issuance costs	16	53	72	226
Other	216	59	512	(249)
Changes in working capital	(2,572)	(11,322)	1,419	(3,210)
Net cash provided by (used in) operating activities	6,522	2,168	(1,157)	(1,777)
Cash flows from investing activities
Change in restricted cash	-	(2,088)	-	(2,088)
Cash paid for acquisitions, net of cash acquired	-	(9,948)	-	(33,739)
Purchase of marketable securities	-	(191)	-	(32,584)
Purchase of property and equipment	(1,018)	(2,935)	(3,795)	(5,229)
Funding of termination benefits	(249)	(1)	(263)	(13)
Net cash provided by (used in) investing activities	(1,267)	(15,163)	(4,058)	(73,653)
Cash flows from financing activities
Proceeds from exercises of stock options	65	113	646	1,319
Proceeds from Series C preferred stock, net of issuance costs	-	-	5,411	-
Borrowings (repayments) of debt	(2,200)	1,043	1,000	3,437
Proceeds from issuance of common stock, net of offering costs	(359)	24,738	(503)	111,138
Other	(171)	(3,209)	(171)	(4,483)
Net cash provided by (used in) financing activities	(2,665)	22,685	6,383	111,411
Net change in cash and cash equivalents	2,590	9,690	1,168	35,981
Cash and cash equivalents at beginning of period	1,184	30,065	2,606	3,774
Cash and cash equivalents at end of period	3,774	39,755	3,774	39,755

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF PRO FORMA TO GAAP EARNINGS PER SHARE
(In thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
Net loss (for basic)	$ 6,285	$ 7,578	$ (6,160)	$ (6,604)
Weighted average number of shares used in computation of earnings per share	3,452,629	19,752,109	3,262,366	14,490,619
GAAP basic earnings per share	$ 1.82	$ 0.38	$ (1.89)	$ (0.46)
Net loss (for diluted)	$ 6,373	$ 7,790	$ (6,160)	$ (6,604)
Weighted average number of shares used in computation of diluted earnings per share	13,915,021	21,737,949	3,262,366	14,490,619
GAAP diluted earnings per share	$ 0.46	$ 0.36	$ (1.89)	$ (0.46)
Weighted average number of shares used in computation of basic earnings per share	3,452,629	19,752,109	3,262,366	14,490,619
Conversion of all preferred shares into common shares	8,589,050	-	8,589,050	2,541,418
Total pro forma shares giving effect to the initial public and related conversions	12,041,679	19,752,109	11,851,416	17,032,037
Pro forma basic earnings per share	$ 0.52	$ 0.38	$ (0.52)	$ (0.39)
Weighted average number of shares used in computation of diluted earnings per share	13,915,021	21,737,949	3,262,366	14,490,619
Conversion of all preferred shares into common shares	-	-	8,589,050	2,541,418
Total pro forma shares giving effect to the initial public and related conversions	13,915,021	21,737,949	11,851,416	17,032,037
Pro forma diluted earnings per share	$ 0.46	$ 0.36	$ (0.52)	$ (0.39)

Pro forma earnings per share have been adjusted for the three and twelve months ended December 31, 2006 and the twelve months ended December 31, 2007, to give effect to the Company's conversion, on a one-for-one basis, of all the outstanding shares of the Company's convertible preferred shares as of the beginning of the period presented. The Company believes the pro forma earnings per share presentation represents a meaningful basis for the comparison of its current results to results during fiscal periods occurring prior to the Company's initial public offering.

SCHEDULE 6
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)
Net (loss) income	$ 6,285	$ 7,578	$ (6,160)	$ (6,604)
Depreciation	2,450	4,125	2,724	4,535
Amortization of intangible assets	4	665	24	973
Interest (income) expense, net	150	(222)	390	(1,130)
Provision for income taxes	13	126	46	147
EBITDA	$ 8,902	$ 12,272	$ (2,976)	$ (2,079)
Non-cash stock compensation expense	123	1,010	252	2,552
Adjusted EBITDA	$ 9,025	$ 13,282	$ (2,724)	$ 473

See "Non-GAAP Financial Information" earlier in this earnings press release for information on the use of this Non-GAAP financial measure